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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Willdan Group, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading 'Experts' in the prospectus.

                      /s/ KPMG LLP

Los Angeles, California
August 8, 2006

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm